AGREEMENT FOR THE PURCHASE OF OASIS WIRELESS
                  --------------------------------------------

     AGREEMENT, made this 5th day of April, 2003, by and between the undersigned company owner (the "Seller") of OASIS WIRELESS (the "Company") and the undersigned Purchaser (the "Purchaser") REESE CORP. is for the purpose of setting forth the terms and conditions upon which the Seller will sell to the Purchaser the operations of Oasis Wireless,Inc.

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

     Subject to the terms and conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase Oasis Wireless, a federally incorporated company in the country of Canada for the total amount of US$1 which the parties agree has been paid in full:

                         REPRESENTATIONS AND WARRANTIES

     The Seller jointly and severally, represents and warrants to the Purchasers the following:

ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Canada, has all necessary corporate powers to own its properties and carry on its business, and is duly qualified to do business and is in good standing in Canada.

LIABILITIES. The Company did not as of April 5, 2003 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                              Company  Seller:

                                              /s/ Robert Lapage
                                              ---------------------------
                                              Robert  Lepage
                                              President/Oasis  Wireless  Inc.


                                              Company  Purchaser:

                                              /s/ Boris Machula
                                              ---------------------------
                                              Boris  Machula
                                              President/Reese  Corp.